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                                                                      EXHIBIT 14

OFFICERS AND DIRECTORS

        OFFICERS AND DIRECTORS OF PRESIDENTIAL LIFE CORPORATION
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
   Herbert Kurz                  President and Director
-+ Peter Cohen                   Director
 - Jules Kroll                   Director
-+ Lawrence Rivkin               Director
 + Morton B. Silberman           Director
   Michael V. Oporto             Treasurer
   Donna Monacelli               Secretary
   Sandra Wheeler                Assistant Secretary

 - Member of Audit Committee of Presidential Life Corporation
 + Member of Compensation Committee of Presidential Life Corporation

OFFICERS OF PRESIDENTIAL LIFE INSURANCE COMPANY

   Herbert Kurz                  Chairman of the Board, President & Chief Executive Officer
   Shirley Jordan                Executive Vice President
   Michael V. Oporto             Treasurer, Chief Financial Officer
   Donna Monacelli               Secretary
   Donald Barnes                 Senior Vice President
   Michael Reich                 Senior Vice President
   Stanley Rubin                 Senior Vice President
   Jerrold Scher                 Senior Vice President
   Mark Abrams                   Vice President
   Kate Dash                     Vice President
   Maria Kramer                  Vice President
   John Ng                       Vice President
   Charles Snyder                Vice President & Controller
   Andrew Tuck                   Vice President
   Linda Burger                  First Vice President
   Joseph Colangelo              First Vice President
   Donna Jones                   First Vice President
   Joseph Monacelli              First Vice President
   Marilyn Shenn                 First Vice President
   David Wiener                  First Vice President
   Louise Del Juidice            Second Vice President
   John Leone                    Second Vice President
   Claire Pizzuti                Second Vice President
   David Taub                    Second Vice President

Assistant Vice Presidents        Assistant Secretaries

   Diana Barbas                  Demetra Anayannis
   Doreen Pompa                  John Bohuniek
   Joseph Sorrentino             Alissa Bowles
   Linda Studley                 Eileen DeGilio
                                 Annette O'Brien
                                 Michael Underwood
                                 Sandra Wheeler

BOARD OF DIRECTORS OF PRESIDENTIAL LIFE INSURANCE COMPANY

   Donald Barnes                 Senior Vice President
 - Kenneth B. Clark              President, Kenneth B. Clark & Associates
 + Richard A. Giesser            Business Consultant, Former Chairman of Massachusetts
                                   Port Authority
 + Melvin L. Gold                Actuary
 - Jerome  Johnson               Attorney
 + Shirley Jordan                Executive Vice President
 * W. Thomas Knight              Attorney
*+ Herbert Kurz                  Chairman of the Board & President
 * George McGovern               Professor of Politics and Government
 * Michael V. Oporto             Treasurer, Chief Financial Officer
 + Paul Frederick Pape, Jr.      Private Investor
   Jerrold Scher                 Senior Vice President
 * Irving L. Schwartz, M.D.      Lamport Distinguished Professor, Mt. Sinai School of Medicine

 - Member of the Audit and Benefit Committee of Presidential Life Insurance Company
 * Member of the Executive Committee of Presidential Life Insurance Company
 + Member of the Finance Committee of Presidential Life Insurance Company
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